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                                                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36277 of Reading International Inc. on Form S-8 of our report dated March 7, 2003, appearing in this Annual Report on Form 10-K of Reading International Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
-------------------------

Los Angeles, California

March 25, 2003